EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-225726 and 333-225724) and Form S-8 (Nos. 333-188257, 333-153044, 333-128909, 333-115482, and 333-229711) of Popular, Inc. of our report dated March 1, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2018 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Juan, Puerto Rico
March 1, 2019